Exhibit 31.3

Certification of Chief Executive Officer

Pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934,

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

I, Nicholas J. DeIuliis, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of CNX Midstream Partners LP; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 26, 2019	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis
Chief Executive Officer

CNX Midstream GP LLC (the general partner of CNX Midstream Partners LP)
(Principal Executive Officer)